Exhibit 4.21

THIRTEENTH SUPPLEMENTAL INDENTURE
dated as of February 13, 2013
among
Kennedy-Wilson, Inc.,
Kennedy-Wilson Holdings, Inc.,
KW Fund IV La Barranca, LLC,
The Guarantors Party Hereto
and
Wilmington Trust, National Association
as Trustee
_________________________
8.750% Senior Notes due 2019

This Thirteenth Supplemental Indenture (this “Supplemental Indenture”), entered into as of February 13, 2013, among Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), KW Fund IV La Barranca, LLC (formerly KW HP 11, LLC), a Delaware limited liability company (“KWFIV”), the Subsidiary Guarantors (as defined in the Indenture referred to below) party hereto, Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Parent”), and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture referred to below.
RECITALS
Whereas, the Company, the Guarantors party thereto and Wilmington Trust FSB, as trustee, entered into the Indenture, dated as of April 5, 2011 (the “Base Indenture,” and the Base Indenture, as supplemented or amended before the date hereof, the “Indenture”), relating to the Company's 8.750% Senior Notes due 2019 (the “Notes”);
Whereas, the Trustee succeeded Wilmington Trust FSB, as trustee under the Indenture as of July 1, 2011, pursuant to the provisions of Section 7.09 of the Base Indenture;
Whereas, subsequent to executing its Guaranty, KW HP 11, LLC amended its name to KW Fund IV La Barranca, LLC;
Whereas, on November 21, 2012, the Company, KWFIV and the other parties thereto executed and delivered that certain Twelfth Supplemental Indenture (the “Twelfth Supplemental Indenture”) to the Base Indenture, which Twelfth Supplemental Indenture, among other things, purported to cause KWFIV to become a Guarantor;
Whereas, KWFIV is not required to be a Subsidiary Guarantor or to issue a Guaranty pursuant to the Indenture, and the Company, the Parent, KWFIV and the Subsidiary Guarantors party hereto desire to provide that the Released Guarantor is not a Guarantor;
Whereas, the Company, the Parent, KWFIV and the Subsidiary Guarantors party hereto have duly authorized the execution and delivery of this Supplemental Indenture, subject to the terms and conditions hereof;
Whereas, the Company, KWFIV, the Parent and the Subsidiary Guarantors parties hereto have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to give effect to the terms and conditions hereof and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and
Whereas, pursuant to Section 10.09 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
AGREEMENT
Now, Therefore, in consideration of the premises and mutual covenants hereof and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1.KWFIV shall be deemed not to be a Guarantor or to have issued a Guaranty, with the same force and effect as if KWFIV had not executed and delivered the Twelfth Supplemental Indenture;

Section 2.This Supplemental Indenture, including any claim or controversy arising out of or relating to this Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law).
Section 3.This Supplemental Indenture may be signed in various counterparts that together will constitute one and the same instrument.
Section 4.The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Parent, KWFIV and the Subsidiary Guarantors party hereto.
Section 5.This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

In Witness Whereof, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
Kennedy-Wilson, Inc., as Company

By:	/s/ Justin Enbody
Name: Justin Enbody
Title: Chief Financial Officer
Kennedy-Wilson Holdings, Inc., as Parent

By:	/s/ Justin Enbody
Name: Justin Enbody
Title: Chief Financial Officer
Each of the Subsidiary Guarantors named in Exhibit A hereto

By:	/s/ Barry S. Schlesinger
Name: Barry S. Schlesinger
Title: Authorized Officer
KW Fund IV La Barranca, LLC

By:	/s/ Barry S. Schlesinger
Name: Barry S. Schlesinger
Title: Authorized Officer
Wilmington Trust, National Association, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Supplemental Indenture Page]

Exhibit A
Subsidiary Guarantors
Kennedy-Wilson Properties, Ltd., a Delaware corporation
Kennedy-Wilson Property Services, Inc., a Delaware corporation
Kennedy-Wilson Property Services II, Inc., a Delaware corporation
Kennedy Wilson Property Services III, L.P., a Delaware limited partnership
Kennedy-Wilson Property Equity, Inc., a Delaware corporation
Kennedy-Wilson Property Equity II, Inc., a Delaware corporation
Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation
Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation
Kennedy Wilson Property Special Equity III, LLC, a Delaware limited liability company
K-W Properties, a California corporation
Kennedy Wilson Property Services III GP, LLC, a Delaware limited liability company
KW BASGF II Manager, LLC, a Delaware limited liability company
KWF Investors I, LLC, a Delaware limited liability company
KWF Investors II, LLC, a Delaware limited liability company
KWF Investors III, LLC, a Delaware limited liability company
KWF Manager I, LLC, a Delaware limited liability company
KWF Manager II, LLC, a Delaware limited liability company
KWF Manager III, LLC, a Delaware limited liability company
Kennedy Wilson Overseas Investments, Inc., a Delaware corporation
Fairways 340 Corp., a Delaware corporation
KW - Richmond, LLC, a Delaware limited liability company
SG KW Venture I Manager LLC, a Delaware limited liability company
KW Loan Partners I LLC, a Delaware limited liability company
KW Loan Partners II LLC, a California limited liability company
KW Summer House Manager, LLC, a Delaware limited liability company
KW Montclair, LLC, a Delaware limited liability company
KW Blossom Hill Manager, LLC, a Delaware limited liability company
KW Serenade Manager, LLC, a Delaware limited liability company
K-W Santiago Inc., a California corporation
KW Redmond Manager, LLC, a Delaware limited liability company
Dillingham Ranch Aina LLC, a Delaware limited liability company
68-540 Farrington, LLC, a Delaware limited liability company
KW Dillingham Aina LLC, a Delaware limited liability company
Kennedy Wilson Fund Management Group, LLC, a California limited liability company
Kennedy-Wilson International, a California corporation
Kennedy-Wilson Tech, Ltd., a California corporation
KWP Financial I, a California corporation
Kennedy Wilson Auction Group Inc., a California corporation
Kenney-Wilson Properties, LTD., an Illinois corporation
KWF Manager IV, LLC, a Delaware limited liability company
KWF Manager V, LLC, a Delaware limited liability company
KW Ireland, LLC, a Delaware limited liability company
Kennedy Wilson Property Equity IV, LLC, a Delaware limited liability company

KW Builder Marketing Services, Inc., a California corporation
KW Fund IV-Kohanaiki, LLC, a Delaware limited liability company
KW Telstar Partners, LLC, a Delaware limited liability company
KWF Investors IV, LLC, a Delaware limited liability company
KWF Investors V, LLC, a Delaware limited liability company
Meyers Research, LLC, a Delaware limited liability company
KW Armacost, LLC, a Delaware limited liability company
Santa Maria Land Partners Manager, LLC, a Delaware limited liability company
KW Investment Adviser, LLC, a Delaware limited liability company
Kennedy-Wilson Capital, a California Corporation
KW Captowers Partners, LLC, a Delaware limited liability company
KW Four Points, LLC, a Delaware limited liability company
KW Loan Partners VII, LLC, a Delaware limited liability company
KWF Investors VII, LLC, a Delaware limited liability company
KWF Manager VII, LLC, a Delaware limited liability company
KW Residential Capital, LLC, a Delaware limited liability company
KW Boise Plaza, LLC, a Delaware limited liability company
KW Loan Partners VIII, LLC, a Delaware limited liability company
KW UR Investments 1, LLC, a Delaware limited liability company
KW UR Investments 2, LLC, a Delaware limited liability company
Kennedy Wilson Property Services IV, L.P., a Delaware limited partnership
Kennedy Wilson Property Services IV GP, LLC, a Delaware limited liability company
KW/CV Third-Pacific Manager, LLC, a Delaware limited liability company
KW EU Loan Partners II, LLC, a Delaware limited liability company
KWF Investors VIII, LLC, a Delaware limited liability company
KWF Manager VIII, LLC, a Delaware limited liability company
KW 1200 Main, LLC, a Delaware limited liability company
KW Harrington LLC, a Delaware limited liability company
KW 5200 Lankershim Manager, LLC, a Delaware limited liability company